                                                                    Exhibit 3.11

                              ARTICLES OF AMENDMENT
                                     OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                           AMF BOWLING CENTERS, INC.

Pursuant to Section 13.1-710 of the Virginia Stock Corporation Act. AMF Bowling Centers, Inc. (the "Corporation"), a Virginia corporation, files the following Articles of Amendment with the Virginia State Corporation Commission:

1.   NAME. The name of the corporation is AMF Bowling Centers, Inc.

2. THE AMENDMENT. The amendment adds the following new paragraph F to the Corporation's Articles of Incorporation:

          F. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting equity securities of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of title 11 of the United States Bankruptcy Code (the "Bankruptcy Code"); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect so long as such
               Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

3. BOARD ACTION. The sole director of the Corporation adopted the amendment on December 13, 2001.

4. SHAREHOLDER ACTION. The sole shareholder of the Corporation adopted the amendment on December 13, 2001.

Dated: February [ILLEGIBLE], 2002.

                                            AMF BOWLING CENTERS, INC.


                                            By:  /s/ Christopher F. Caesar
                                                 -----------------------------
                                                 Name:  Christopher F. Caesar
                                                 Title: President

                                 MLB CORPORATION

                          ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION

     1.   NAME. The name of the corporation is MLB Corporation.

     2. THE AMENDMENT. The amendment deletes paragraph A of the Articles of Incorporation and substitutes in lieu thereof the following:

          "A. CORPORATE NAME The name of the Corporation is: AMF Bowling Centers, Inc."

     3. BOARD ACTION. The board of directors approved the amendment by unanimous consent dated as of September 9, 1987.

     4. SHAREHOLDER ACTION. The shareholders approved the amendment by written consent dated as of September 9, 1987.


Dated: September 9, 1987


                                            MLB CORPORATION


                                            By: /s/ Beverley W. Armstrong
                                                --------------------------------
                                                Beverley W. Armstrong, President

                              ARTICLES OF AMENDMENT
                       OF THE ARTICLES OF INCORPORATION OF
                                    GFP, INC.

     1.   NAME. The name of the corporation of GFP, Inc.

     2. AMENDMENT. The proposed amendment is the deletion of Paragraph A of the Articles of Incorporation of the corporation in its entirety and the substitution therefor of the following Paragraph A:

                               "A. CORPORATE NAME
                         The name of the Corporation is:
                                MLB Corporation"

     3. ACTION BY DIRECTORS. At a meeting held on November 12, 1986, all of the directors of the corporation found that the proposed amendment was in the best interest of the corporation and directed that it be submitted to the stockholders of the corporation with the request that they approve and adopt the same by signing a consent in writing.

     4. ACTION BY STOCKHOLDERS. On November 13, 1986, following the action of the directors, the stockholders of the corporation, by signing a consent in writing that set forth the proposed amendment, unanimously approved and adopted the same. The number of shares outstanding and entitled to vote on the proposed was 10,000.

     5. STATED CAPITAL. The proposed amendment does not effect a change in the amount of state capital of the corporation.

     IN WITNESS WHEREOF, the undersigned President and Secretary of GFP, Inc. have executed these articles of amendment this 13th day of November, 1986.


                                            GFP, INC.


                                           By: /s/ E. Bryson Powell
                                               ----------------------
                                               E. Bryson Powell
                                               Vice President

                            ARTICLES OF INCORPORATION

                                       OF

                                    GFP, INC.

     I hereby form a stock corporation under the provisions of Chapter 1 of Title 13.1 of the Code of Virginia, and to that end, set forth the following:

     A.   CORPORATE NAME

          The name of the Corporation is:  GFP, Inc.

     B.   PURPOSES

          The Corporation shall have all of the corporate powers of any character not prohibited by law or required to be stated in the Articles of Incorporation.

     C.   AUTHORIZED STOCK

          The aggregate number of shares which the Corporation shall have authority to issue and the par value per share are as follows:

CLASS                      NUMBER                  PAR VALUE PER
AND SERIES                OF SHARES                    SHARE
----------                ---------                -------------
Common                     15,000                     $ 1.00

          Each share of Common Stock shall have full voting rights.

     D.   REGISTERED OFFICE AND REGISTERED AGENT

          The address of the initial registered office is 629 East Main Street, Richmond, Virginia 23219. The name of the city in which the initial registered office is located is the City of Richmond. The name of its initial registered agent is Daniel M. McCormack who is a resident of the State of Virginia, a member of the Virginia State Bar, and whose business office is the same as the registered office of the Corporation.

     E.   DIRECTORS

          The number of Directors constituting the initial Board of Directors is three and the names and addresses of the persons who are to serve as the initial Directors are:

Name                                        Address
----                                        -------
William F. Goodwin, Jr.                     707 East Main Street
                                            Richmond, Virginia 23219

E. Bryson Powell                            707 East Main Street
                                            Richmond, Virginia 23219

James B. Farinholt                          9 South 12th Street
                                            Richmond, Virginia 23219


DATED:


                                            /s/ Daniel M. McCormack
                                            ------------------------------------
                                            Incorporator

                                       -2-